PROSPECTUS SUPPLEMENT	EXHIBIT 99.1
(To Prospectus February 17, 2006)	REGISTRATION NO. 333-96061

1,000,000,000 Depositary Receipts

Internet Architecture HOLDRS (SM) Trust

This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Architecture HOLDRS (SM) Trust.

The share amounts specified in the table in the “Highlights of Internet Architecture HOLDRS” section of the base prospectus shall be replaced with the following:

Name of Company	Ticker	Share Amounts	Primary Trading Market
3Com Corporation	COMS	3	NASDAQ
Adaptec, Inc.	ADPT	1	NASDAQ
Apple Inc.(1)	AAPL	4	NASDAQ
Ciena Corporation	CIEN	.285714286	NASDAQ
Cisco Systems, Inc.	CSCO	26	NASDAQ
Dell Inc.	DELL	19	NASDAQ
EMC Corporation	EMC	16	NYSE
Extreme Networks, Inc.	EXTR	2	NASDAQ
Foundry Networks, Inc.	FDRY	1	NASDAQ
Gateway, Inc.	GTW	2	NYSE
Hewlett-Packard Company	HPQ	22.2225	NYSE
International Business Machines Corporation	IBM	13	NYSE
Juniper Networks, Inc.	JNPR	2	NASDAQ
Brocade Communications Systems, Inc.(1)	BRCD	0.4416828144	NASDAQ
Network Appliance, Inc.	NTAP	2	NASDAQ
Napster, Inc.	NAPS	0.1646	NASDAQ
Sun Microsystems, Inc.	SUNW	25	NASDAQ
Sycamore Networks, Inc.	SCMR	2	NASDAQ
Symantec Corp.	SYMC	1.0039106	NASDAQ
Unisys Corporation	UIS	2	NYSE

(1)	Effective January 11, 2007, Apple Computer Inc. (NASDAQ Ticker: “AAPL”), an underlying constituent of the Internet Architecture HOLDRS Trust, changed its name to Apple Inc.

(2)

As a result of the merger of McData Corporation ( NASDAQ Ticker: “MCDTA”) and Brocade Communications Systems Inc. (NASDAQ Ticker: “BRCD”), Brocade Communications Systems Inc. replaced McData Corporation as an underlying constituent of the Internet Architecture HOLDRS Trust. For each share of McData Corporation held, shareholders received $0.75 shares of Brocade Communications Systems Inc. For the 0.5889104192 shares of McData Corporation per 100 shares round lot of Internet Architecture HOLDRS, The Bank of New York received 0.4416828144 shares of Brocade Communications Systems Inc. Effective January 30, 2007, creations and cancellations of Internet Architecture Trust require 0.4416828144 shares of Brocade Communications Systems Inc.

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

The date of this prospectus supplement is March 31, 2007.